EXHIBIT 10.5

SECURED PROMISSORY NOTE

$750,000	September 10, 2004

     FOR VALUE RECEIVED, the undersigned, SPECTRE GAMING, INC., a Minnesota corporation (the “Maker”), hereby promises to pay to the order of Whitebox Intermarket Partners L.P., a British Virgin Islands limited partnership or its assigns (the “Payee”), at such place as the Payee may designate in writing, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000), under the terms set forth herein.

1. Interest. The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of ten percent (10%) per annum.

2. Payment. The principal and interest hereof is payable as follows:

     (a) The principal amount of this Note shall be due and payable on the earlier of (i) March 10, 2005 or (ii) when declared due and payable by the Payee upon the occurrence of an event of default (as defined below in Section 4).

     (b) Commencing on October 10, 2004, and on the 10th day of each of the following 5 months, Maker shall pay interest on the outstanding principal amount of this Note.

3. Security. The full and timely payment of this Note, together with the Maker’s obligations under a Purchase Agreement of this date between Maker, Pandora Select Partners L.P. (“Pandora”) and Payee (the “Purchase Agreement”) shall be secured by a Security Agreement of this date (the “Security Agreement”) covering all of Maker’s assets, including all Gaming Machines now owned or hereafter acquired and all receivables related thereto and products and proceeds thereof, but excluding Gaming Machines (but not the receivables related thereto) hereafter acquired over which the Company grants a purchase money security interest to an unaffiliated third party lender of the Company in connection with the original acquisition thereof. The security interest granted under the Security Agreement shall be a second priority security interest subordinate only to the security interest granted pursuant to the Security Agreement dated as of May 20, 2004, by and between the Maker and Pandora.

4. Default. The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable in cash:

     (a) The Maker shall fail to make any required payment of principal or interest when due and payable, and such failure shall continue through ten days after Payee gives written notice of such failure to Maker.

     (b) The Maker shall be in material default of any term or provision of the Purchase Agreement, the Security Agreement, the Registration Rights Agreement of this date among Maker, Pandora and Payee or the Warrant being issued on the date hereof by Maker to Payee, and such failure shall continue through ten days after Payee gives written notice of such default to Maker.

     (c) The Maker shall become insolvent or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker.

     Without limiting the above, the Maker acknowledges that payments on the various scheduled due dates in Section 2 are of essence and that any failure to timely pay all outstanding principal or unpaid accrued interest permits Payee to declare this Note immediately due in cash in its entirety without any prior notice of any kind to Maker, except for the specific notices provided above.

5. Applicable Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

6. Waivers. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

7. No Setoffs. The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.

8. Costs of Collection. If this Note is not paid when due, the Maker shall pay Payee’s reasonable costs of collection, including reasonable attorney’s fees.

SPECTRE GAMING, INC.

By	/s/ Brian Niebur

Brian D. Niebur Chief Financial Officer

586542.2